Jackson L. Morris

Attorney at Law

Admitted in Florida and Georgia

April 19, 2022

Board of Directors

Forza Innovations Inc

30 Forzani Way NW

Calgary, Alberta, Canada T3Z 1L5

Gentlemen:

I have acted, at your request, as special counsel to Forza Innovations Inc., a Wyoming corporation, (“Forza Innovations”) for the purpose of rendering an opinion as to the legality of an aggregate of up to 12,189,628 shares of Forza Innovations’ Class A Common Stock, $0.001 par value per share, (“Shares”) to be offered and by selling stockholders pursuant to and as identified in a registration statement to be filed under the Securities Act of 1933, as amended, by Forza Innovations with the U.S. Securities and Exchange Commission (the "SEC") on Form S-1 (“Registration Statement”).

For the purpose of rendering my opinion herein, I have reviewed the statutes of the State of Wyoming, to the extent I deem relevant to the matter opined upon herein, true copies of the Articles of Incorporation of Forza Innovations, the Bylaws of Forza Innovations, selected proceedings of the board of directors of Forza Innovations approving the filing of the Registration Statement, a current draft of the proposed Registration Statement, certificates of officers of Forza Innovations and of public officials and such other documents of Forza Innovations and of public officials as I have deemed necessary and relevant to the matter opined upon herein. Forza Innovations has appointed ClearTrust LLC, Lutz, Florida, as its transfer agent. I have assumed, with respect to persons other than directors and officers of Forza Innovations, the due and proper election or appointment of all persons signing and purporting to sign the documents in their respective capacities, as stated therein, the genuineness of all signatures, the conformity to authentic original documents of the copies of all such documents submitted to me as certified, conformed and photocopied, including the quoted, extracted, excerpted and reprocessed text of such documents.

Based upon the review described above, it is my opinion that:

2,500,000 shares of Common Stock issued by Forza Innovations to Mast Hill Fund, L.P. ("Mast Hill") are legally issued, fully paid and non-assessable;

5,000,000 shares of Common Stock issuable under an equity line in the amount of $5,000,000 (the “Equity Line”) established by the Equity Purchase Agreement entered into on January 20, 2022 ("Agreement"), between Forza Innovations and Mast Hill, upon receipt of consideration specified in the Agreement by Forza Innovations from Mast Hill, the shares will be legally issued, fully paid and non-assessable;

3,500,000 shares of Common Stock that are issuable under a convertible promissory note in the amount of $350,000 (the “Note”) established by a Convertible Promissory Note entered into on January 20, 2022 ("Note"), made by Forza Innovations in favor of Mast Hill, upon conversion of the Note as specified therein, the shares issued in conversion of the Note will be legally issued, fully paid and non-assessable;

700,000 shares of Common Stock issuable upon exercise of a common stock purchase warrant (the “First Warrant”) issued by Forza Innovations to Mast Hill, upon receipt of consideration specified in the First Warrant by Forza Innovations from Mast Hill, the shares issued upon exercise of the First Warrant will be legally issued, fully paid and non-assessable;

350,000 shares of Common Stock issuable upon exercise of a common stock purchase warrant (the “Second Warrant”) issued by Forza Innovations to Mast Hill, upon receipt of consideration specified in the Second Warrant by Forza Innovations from Mast Hill, the shares issued upon exercise of the Second Warrant will be legally issued, fully paid and non-assessable; and

139,628 shares of Common Stock issued pursuant to or or issuable upon exercise of the Common Stock Purchase Warrants (the “Placement Warrants”) issued by Forza Innovations to J.H. Darbie & Co., Inc. upon receipt of consideration specified in the Placement Warrants by Forza Innovations from J.H. Darbie & Co., the shares issued upon exercise of the Placement Warrants are or will be, as the case may be, legally issued, fully paid and non-assessable;

My forgoing opinion is strictly limited to matters of Wyoming corporation law; and, I do not express an opinion on the federal law of the United States of America or the law of any state or jurisdiction therein other than Wyoming, as specified herein.

I consent to the use of my opinion as an exhibit to the Registration Statement and to the reference thereto under "Legal Matters" and in Part II, Item 5 – Exhibits - contained in the Registration Statement.

Very truly yous,

/s/ Jackson L. Morris

Jackson L. Morris